AMENDMENT TO NON-REVOLVING CREDIT LINE LOAN AGREEMENT

     BY THIS AMENDMENT, entered into on the 12th day of October 2001, to the AGREEMENT made and entered into as of the 14th day of March, 2001, AZCO MINING INC., a Delaware corporation, whose address is 7239 North El Mirage Road, Glendale, Arizona (hereinafter called "Borrower"), and Lawrence G. Olson, whose address is 7239 North El Mirage Road, Glendale, Arizona (hereinafter called "Lender"), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1. GENERAL TERMS

     1.1 Lender agrees to extend the term of the March 14, 2001, $800,000 loan an additional year to March 12th 2003 (the "Loan Extension").

     1.2 The Loan Extension  shall be evidenced by a  Non-Revolving  Credit Line
Note in the form attached hereto as Exhibit A (the "Note") of Borrower, executed and delivered simultaneously with the execution of this Amendment, in the face amount of $800,000, payable to Lender upon the terms and conditions contained therein.

     1.3 The note shall take the place of the note executed in conjunction with the March 14, 2001 non-revolving credit loan agreement.

     1.4 In consideration of the Loan Extension, Borrower shall provide to Lender a warrant for the purchase of 700,000 shares of Borrower's common stock in the form attached hereto as Exhibit B (the "Warrant"), and Borrower and Lender shall enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit C.


     IN WITNESS WHEREOF, these presents are executed as of the date indicated above.


                                    BORROWER

                                    AZCO MINING INC., a Delaware corporation

                                    By:
                                    Its:

                                    LENDER



                                    Lawrence G. Olson